Exhibit 10.1

COMMENCEMENT DATE ACKNOWLEDGEMENT

THIS Acknowledgement is made this August 26, 2016, between North Laurel Project, LLC, a limited liability company (“Landlord”), and Gemphire Therapeutics Inc., (“Tenant”).

WHEREAS, Landlord and Tenant have entered into a certain Lease dated May 18, 2016 demising certain space in Suite 401 consisting of 5,311 rentable square feet located on the 4th floor (the “Premises”) in the building located at 17199 N. Laurel Park Drive, Livonia, MI 48152; and

WHEREAS, the Commencement Date has occurred; Landlord and Tenant desire to confirm various dates related to the Lease as provided for in the last sentence of Article 3(b) of the Lease Agreement.

NOW, THEREFORE, Landlord and Tenant agree and acknowledge that the information set forth below is true and accurate.

Actual Date Landlord delivered possession
of the Demised Premises to Tenant:	August 25, 2016 **

Commencement Date:	September 1, 2016

Rent Commencement Date:	September 1, 2016

Expiration Date:	August 31, 2019

* Rent escalations occur on the 13th; and 25th month per 1(g) of the Lease. Rent escalations will occur on September 1st of each year during the Lease Term which relate to the specific months identified above.

** Prorated rent will be due for August. ($8,409.08/31 = $271.26 x 7 days = $1,898.82)

IN WITNESS WHEREOF, the parties hereto have duly executed this Commencement Date Acknowledgment this 26th day of August, 2016.

LANDLORD:
NORTH LAUREL PROJECT, LLC, (“Landlord”),
a limited liability company

By:	/s/ Licia T. Miller

Name:	Licia T. Miller

Title:	Property Manager

Date:	August 26, 2016
As Authorized Agent for North Laurel Project, LLC

TENANT:
GEMPHIRE THERAPEUTICS INC. (“Tenant”),

By:	/s/ Jeffrey S. Mathiesen

Name:	Jeffrey S. Mathiesen

Title:	CFO

Date:	August 31, 2017